Exhibit 5.1

November 3, 2016

PEDEVCO CORP.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506

Re:           Form S-3 Resale Registration Statement

We have acted as counsel to PEDEVCO Corp., a Texas corporation (the “Company”), and you have requested our opinion in connection with the filing of its registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission” or “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on or around the date hereof. The Company has provided us with two prospectuses, which form part of the Registration Statement: (i) a base prospectus (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering the offering, issuance and sale of up to $2,000,000 of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), that may be issued and sold under the At Market Issuance Sales Agreement, dated September 29, 2016, between the Company and National Securities Corporation (“NSC”) (such agreement, the “Sales Agreement,” and such shares, the “Sales Agreement Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, as amended from time to time, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus cover the registration by the Company of:

●	shares of Common Stock, issuable by the Company (the “Base Prospectus Shares”);

●	the Sales Agreement Shares;

●
shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements);

●
warrants issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) to purchase Common Stock or Preferred Stock (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”), if any, and the Company (each, a “Warrant Agreement”); and

●
units (the “Units”) consisting of shares of Common Stock, Preferred Stock, Warrants, or any combination of the foregoing issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”), if any, and the Company (each, a “Unit Agreement”).

November 3, 2016

The Base Prospectus Shares and the Sales Agreement Shares, the Preferred Stock, the Warrants and the Units, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered is $100,000,000.

The Securities are to be sold pursuant to a purchase, underwriting or similar agreement, in substantially the form to be filed under a Current Report on Form 8-K, including the Sales Agreement, Warrant Agreement and Unit Agreement (collectively the purchase, underwriting or similar agreement, the Warrant Agreements and Unit Agreements, the “Securities Documents”).
We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Formation of the Company, as amended to date (the “Certificate of Formation”), (ii) the Bylaws of the Company, as amended to date (the “Bylaws”), (iii) the Registration Statement and all exhibits thereto, (iv) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and the Securities, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.
In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents.
As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement.
In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine and all natural persons signing such documents have the legal capacity to do so; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, Base Prospectus and Sales Prospectus to be filed by the Company with the Commission will be identical to the form of the documents that we have reviewed; (v) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective, shall not have been terminated or rescinded and will comply with all applicable laws (including, but not limited to Section 10(a)(3) of the Securities Act); (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws (including, but not limited to, applicable state securities or “blue sky” laws) and in the manner specified in the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, and the Sales Prospectus; (vii) except in connection with the Base Prospectus Shares, one or more Prospectus Supplements to the Base Prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) except in connection with the Base Prospectus Shares, a definitive Security Document, purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and forms of such agreement will have been included as an exhibit to the Registration Statement or, as appropriate, a Current Report on Form 8-K incorporated in the Registration Statement by reference; (ix) any securities issuable upon conversion, exchange or exercise of any Warrants, Preferred Stock or Units being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (x) any shares of Common Stock and Preferred Stock issued pursuant to the Registration Statement from time to time shall not exceed the maximum authorized number of shares of Common Stock and Preferred Stock, as applicable, under the Certificate of Formation, as amended, then in effect, less any shares of Common Stock and Preferred Stock, as applicable, that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time; (xi) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate, or fail to comply with, any applicable law affecting the validity, binding nature or enforceability of such Security, or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; and (xii) at the time of the issuance of the Securities, (A) the Company will validly exist and will be duly qualified and in good standing under the laws of its respective jurisdiction of incorporation, (B) the Company will have the necessary corporate power and due authorization, and (C) the charter documents of the Company will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered and there will not have been any authorization of any such amendments, restatements, supplements or other alterations since the date of this letter.

November 3, 2016

We also have assumed, other than in connection with the Sales Agreement, that the execution, delivery and performance by the Company of the Securities Documents will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Certificate of Formation or Bylaws of the Company, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Securities Agreement, or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.
With respect to our opinion as to the Sales Agreement Shares, we have assumed that no more than 11,111,111 Sales Agreement Shares will be sold, based on a sale price of $0.18 per share, representing the closing sales price of the Common Stock on the NYSE MKT on November 1, 2016, and that the sale of the Sales Agreement Shares will be duly authorized by a committee of the Board of Directors of the Company (the “Board”) or a committee thereof. With respect to our opinion as to the Sales Agreement Shares to be issued after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause outstanding securities to be exercisable or convertible for more shares of Common Stock than the number that remain authorized but unissued.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein and having due regard for such legal considerations we deem relevant, we are of the opinion that:

1.           With respect to the Base Prospectus Shares, when both (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Base Prospectus Shares and related matters; and (b) certificates representing the Base Prospectus Shares have been duly executed, countersigned, registered, and delivered (or such Base Prospectus Shares have been registered by book entry registration in the name of such purchaser, if uncertificated) either (i) in accordance with the applicable Securities Document, definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the Base Prospectus Shares will be legally issued, fully paid, and non-assessable;

2.           With respect to the Sales Agreement Shares, when issued and sold against payment therefor as described in the Registration Statement and the Sales Agreement Prospectus, and when delivered by the Company against payment thereof as contemplated by the Sales Agreement and a Placement Notice (as defined in the Sales Agreement), the Sales Agreement Shares will be duly authorized, validly issued and fully paid and nonassessable;

3.           With respect to the Preferred Stock, (a) when the Board has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Texas, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered (or such Preferred Stock has been registered by book entry registration in the name of such purchaser, if uncertificated) either (i) in accordance with the applicable Securities Document, definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be legally issued, fully paid, and non-assessable;

November 3, 2016

4.           With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants (including a form of certificate evidencing the Warrants), the terms of the offering thereof, and related matters, (b) the Securities Documents, relating to the Warrants (forms of which have been filed with the SEC) have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company (if applicable), (c) any shares of Common Stock or Preferred Stock purchasable upon the exercise of the Warrants, as applicable, have been duly and validly issued and reserved for sale, and (d) the Warrants or certificates representing the Warrants have been duly executed, countersigned (by the warrant agent and/or Company as applicable), registered, and delivered in accordance with the appropriate Securities Document, relating to the Warrants and the applicable Securities Document, definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law); and

5.           With respect to the Units, when (a) the Board has taken all necessary corporate action to authorize and approve (1) the creation of and the issuance and terms of the Units (including a form of certificate evidencing the Units), the terms of the offering thereof, and related matters, (2) if applicable, the issuance of the Common Stock that is a component of the Units, (3) if applicable, the issuance and terms of the Preferred Stock that is a component of the Units, and (4) if applicable, the execution and delivery of the Warrant Agreement with respect to the Warrants that are a component of the Units, (b) if applicable, a Certificate of Designation relating to the Preferred Stock has been adopted and approved and such Certificate of Designation has been filed with the Secretary of State of the State of Texas, (c) the Securities Document relating to the Units (forms of which have been filed with the SEC) have been duly authorized and validly executed and delivered by the Company and any agent appointed by the Company (if applicable), and (d) the Units or certificates representing the Units have been duly executed, countersigned (by the unit agent and/or Company as applicable), registered, reserved for issuance and delivered in accordance with the appropriate agreements relating to the Units and the applicable Securities Document, definitive purchase, underwriting, or similar agreement approved by the Board or such officers, including the applicable Warrant Agreement, in the case of the Warrants, upon payment of the consideration therefor provided for therein, the Units will be legally issued and the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Texas and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Texas law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

Our opinions expressed above are specifically subject to the following additional limitations, exceptions, qualifications and assumptions:

(A)
The legality, validity, binding nature and enforceability of the Company’s obligations under the Securities may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, equitable subordination, moratorium and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, commercial practice, estoppel, diligence, unconscionability, right to cure, election of remedies, and the discretion of any court of competent jurisdiction or of any arbiter in awarding specific performance or injunctive relief and other equitable remedies different from that provided in the Securities; (3) the limitations or restrictions on a party’s ability to enforce contractual rights or bring a cause of action under state law or within the courts of such state if such party has failed to comply with applicable qualification, authorization, registration, notice or similar filing requirements of such state; and (4) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company’s obligations at the time of the attempted enforcement of such obligations, (b) the effect of court decisions and statutes that indicate that any provisions of the Securities that permit a party to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the party’s protection, and (c) public policy considerations.

November 3, 2016

(B)
We express no opinion as to the enforceability of provisions (i) to the effect that rights or remedies may be exercised without notice and failure or delay to exercise is not a waiver of rights or remedies, that every right or remedy is cumulative, not exclusive, and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies, (ii) prohibiting waivers of any terms of the Securities other than in writing, or prohibiting oral modifications thereof or modification by course of dealing, or (iii) that may be unenforceable under certain circumstances but the inclusion of which does not affect the validity of the Security taken as a whole. In addition, our opinions are subject to the effect of judicial decisions that may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Securities.

The foregoing opinion assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of the Securities.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,
/s/ The Loev Law Firm, PC
The Loev Law Firm, PC